CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 10, 2007, relating to the financial statements of Deltathree Inc. appearing in the Annual Report on Form 10-K of Deltathree Inc. for the year ended December 31, 2006 .

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 25, 2007

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 19, 2007, relating to the financial statements of Go2Call.com, Inc. as of and for the year ended December 31, 2006 appearing in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Deltathree Inc., dated May 1, 2007.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 25, 2007